UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 25, 2017 (April 19, 2017)

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive

Benton Building Suite 300

Little Rock, AR 72211

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (501) 748-4491

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Equity Offering

On April 25, 2017, Uniti Group Inc. (the “Company”) closed its previously announced underwritten public offering of approximately 19.5 million shares of the Company’s common stock (including shares pursuant to the underwriters’ overallotment option) at a price per share of $26.50, before underwriting discounts and commissions. The Company intends to use the net proceeds from this offering to fund a portion of the cash consideration payable in connection with the previously announced acquisitions of Southern Light, LLC and Hunt Telecommunications, LLC (collectively, the “Acquisitions”). Closing of the Acquisitions will occur after the closing of this offering and are subject to various closing conditions. If such Acquisitions are not completed, the Company will use the net proceeds for general corporate purposes, which may include, among other things, working capital and other acquisitions.

In connection with this offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated April 19, 2017, among the Company, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

In connection with this offering, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference in the Company’s shelf registration statement on Form S-3 (File No. 333-212046), previously filed with the Securities and Exchange Commission, relating to this offering: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) the legal opinion of Kutak Rock LLP (including the consent of Kutak Rock LLP) (Exhibit 5.1 to this Current Report on Form 8-K).

Notes Offering

On April 24, 2017, the Company, CSL Capital, LLC and Uniti Fiber Holdings Inc. (together, the “Issuers”) announced the launch and pricing of an offering of $200 million aggregate principal amount of 7.125% senior notes due 2024 (the “Notes”).

The Notes are being offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The foregoing is qualified by reference to the press releases that are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K, including the press releases filed as Exhibits 99.1 and 99.2, does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 19, 2017.
5.1	Opinion of Kutak Rock LLP.
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).
99.1	Press Release announcing launch of Notes offering, dated April 24, 2017.
99.2	Press Release announcing pricing of Notes offering, dated April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Executive Vice President — General Counsel and Corporate Secretary

Date: April 25, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 19, 2017.
5.1	Opinion of Kutak Rock LLP.
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).
99.1	Press Release announcing launch of Notes offering, dated April 24, 2017.
99.2	Press Release announcing pricing of Notes offering, dated April 24, 2017.